UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2009
UNIVERSAL ELECTRONICS INC.
(Exact name of registrant as specified in its charter)
0-21044
(Commission File Number)

Delaware	33-0204817
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with zip code)
(714) 820-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On February 18, 2009, Universal Electronics Inc. (the “Company”), through certain of its wholly-owned subsidiaries, acquired the universal remote control software technology and related assets (the “Universal Remote Control Software Assets”) of Zilog, Inc., a Delaware corporation (“Zilog”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated February 18, 2009, by and among Maxim Integrated Products, Inc., a Delaware corporation (“Maxim”), the Company, UEI Cayman Inc., a company organized under the Laws of the Cayman Islands, UEI Electronics Private Limited, a company organized under the Laws of the India, Zilog and ZiLOG India Electronics Pvt Ltd, a company organized under the laws of India. The Universal Remote Control Software Assets include Zilog’s library and database of infrared codes and software tools. In related transactions, Maxim acquired certain assets related to the hardware portion of Zilog’s wireless control business and to Zilog’s secured transaction product line.
The Company acquired Zilog’s Universal Remote Control Software Assets in an all-cash transaction for a purchase price of $9.5 million plus certain expenses, fees and taxes.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. Pursuant to General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 will be deemed furnished, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filing.
99.1 Press Release dated February 19, 2009, entitled “Universal Electronics Acquires Zilog’s Universal Remote Control Software Technology and Related Assets”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ELECTRONICS INC.
Date: February 24, 2009	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX
99.1 Press Release dated February 19, 2009, entitled “Universal Electronics Acquires Zilog’s Universal Remote Control Software Technology and Related Assets”